SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

Current Report

Dated August 31, 2007

of

AMERICAN SAFETY INSURANCE

HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

SEC File Number 001-04795

The Boyle Building,

2nd Floor

Queen Street

Hamilton HM HX, Bermuda

(441) 296-8560

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

        American Safety Insurance Holdings, Ltd. (the “Company”) entered into replacement employment agreements on August 29, 2007, with Messrs. Stephen R. Crim, Joseph D. Scollo, and William C. Tepe, and an employment agreement with Randolph L. Hutto.

        The new agreements are retroactively effective as of August 1, 2007, and will continue until August 1, 2010 (December 31, 2009 for Mr. Scollo) with automatic one year extensions unless earlier terminated by the Company or the employee as provided for under the agreements. The agreements provide for base salaries equal to $420,000 for Mr. Crim, $345,000 for Mr. Scollo, $315,000 for Mr. Tepe, and $308,850 for Mr. Hutto. Each of the agreements provide for annual bonuses, the exact amount of which will be based on an annual bonus plan as approved by the Compensation Committee. Each of the employees received an equity award as consideration for entering into the agreement and may receive future grants of equity awards under the agreement as determined by the Compensation Committee.

        If the Company terminates the employment of any of the employees other than for Poor Performance, Cause or Disability, or if the employee terminates his employment for Good Reason (as defined in the agreements), the employee will receive severance compensation equal to (i) the longer of eighteen months or the remainder of his original term (eighteen months or the remainder of his original term plus seven months for Mr. Scollo) of base salary, (ii) a pro-rated bonus based on year-to-date performance at the date of termination, (iii) continuation of participation in certain benefit plans, (iv) the immediate vesting of restricted stock, and (v) the immediate vesting of options that would have become vested within 24 months following the date of termination, such options to remain exercisable through the earlier of (a) the original expiration date of the option, (b) the 90th day following the end of the severance period or (c) 10 years from the date of the grant of the options. If the Company terminates the employment of any of the employees for Poor Performance, the employee will receive severance compensation equal to (i) twelve months of base salary payable in installments, (ii) continuation of participation in certain benefit plans, (iii) the immediate vesting of restricted stock that would have become vested within the 12-month period following the date of termination, and (iv) subject to approval of the Compensation Committee, the immediate vesting of options that would have become vested within the 12-month period following the date of termination, such options to remain exercisable through the earlier of (a) the original expiration date of the option, (b) the 90th day following the end of the later of (1) six months from the date of termination, or (2) the end of the severance period or (c) 10 years from the date of grant of the options. If the Company terminates the employment of any of the employees within 24 months following a Change in Control other than for Cause or Disability or expiration of the employment period, or the employee terminates employment for Good Reason following a Change in Control, the employee will receive severance compensation equal to (i) thirty-six months of base salary, (ii) a bonus equal to 100% of the his bonus opportunity for the year in which the termination occurs, (iii) continuation of participation in certain benefit plans, (iv) the immediate vesting of restricted stock, and (v) the immediate vesting of options, such options to remain exercisable through the earlier of (a) the original expiration date of the option, (b) the 90th day following the end of the 36-months period beginning on the date of termination, or (c) 10 years from the date of grant of the options. The agreements also include non-competition and confidentiality requirements that the employee must comply with in order to be eligible for severance compensation.

        Attached as Exhibits 10.1 to 10.4 are copies of these agreements, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

    10.1     Employment Agreement with Stephen R. Crim

    10.2     Employment Agreement with Joseph D. Scollo

    10.3     Employment Agreement with William C. Tepe

    10.4     Employment Agreement with Randolph L. Hutto

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              AMERICAN SAFETY INSURANCE
                                                              HOLDINGS, LTD.

                                                              By:   /s/ Stephen R. Crim
                                                                    Stephen R. Crim,
                                                                    President and Chief Executive Officer

Dated: August 31, 2007